Exhibit 99.01

PDMR Share Dealing

August 2, 2012 – Shire plc (LSE: SHP, NASDAQ: SHPG), the global specialty biopharmaceutical company announces that in accordance with the rules of the Shire Portfolio Share Plan, 4,929 American Depository Shares (ADSs) were released on July 30, 2012, to Kevin Rakin in connection with a PSA Award granted to him in 2011.  Upon release of the PSA Award, 2,064 ADSs were sold at a price of $90.3169 per ADS to satisfy Mr Rakin’s personal tax liabilities.

One ADS is equal to three Shire plc ordinary shares.

This notification relates to disclosures made in accordance with 3.1.4(R)(1)(a) of the Disclosure and Transparency Rules.

Tony Guthrie
Deputy Company Secretary

For further information please contact:

Investor Relations	Eric Rojas (erojas@shire.com)	+1 781 482 0999
	Sarah Elton-Farr (seltonfarr@shire.com)	+44 1256 894157

Notes to editors

SHIRE PLC

Shire enables people with life-altering conditions to lead better lives.

Through our deep understanding of patients’ needs, we develop and provide healthcare in the areas of:

•	Behavioral Health and Gastro Intestinal conditions
•	Rare Diseases
•	Regenerative Medicine

as well as other symptomatic conditions treated by specialist physicians.

We aspire to imagine and lead the future of healthcare, creating value for patients, physicians, policymakers, payors and our shareholders.

www.shire.com